EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-222090) of Arcimoto, Inc. pertaining to the Arcimoto, Inc. Second Amended and Restated 2012 Employee Stock Benefit Plan and the Amended and Restated 2015 Stock Incentive Plan of our report dated March 30, 2018, with respect to the financial statements of Arcimoto, Inc. included in this Annual Report (Form 10-K) for the years ended December 31, 2017 and 2016.

/s/ dbbmckennon

Newport Beach, California

March 30, 2018